UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report

            PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF
                                      1934.

                Date of Report (Date of Earliest event reported):
                                 March 14, 2005

                        Commission file number 000-31735

                          NANOSIGNAL CORPORATION, INC.
             (Exact Name of Registrant as specified in its charter)



           Nevada                                          88-0231200
 (State or other jurisdiction of                        (IRS Employer
 incorporation or organization)                      Identification Number)

                          5440 W Sahara Ave, Suite 206
                    (Address of principal executive offices)

                               Las Vegas, NV 89146
                           (City, State and Zip Code)

                                 (702) 765-9598
                Company's telephone number, including area code

Item 8.01 Other Events

March 15, 2005--NanoSignal Corp, an OTC PINK SHEET Fully Reporting Company (Pink Sheets:NNOS - News), announced today that it has signed a letter of intent with Global Access Technologies to acquire one hundred per cent of the company.

The company uses telemetrics employing the Satellite-based Global Positioning System (GPS) and other wireless technology to track the movement of vehicles, assets, and humans. Extensive market research and documented evidence from a variety of sources has revealed a significant future growth curve employing a ten-fold leap in the deployment of vehicle and human Telemetrics solutions.


Global Access Technologies, Inc., formed to develop products with the capacity to follow when, where and how a vehicle is driven, where an asset is, and where a human is "real time" has developed into a unique industry with massive demands. Latest projections predict a $16 billion dollar market in 2005.


AutoBug(TM) is a unique personal satellite vehicle tracking system, which is entirely controlled by the owner. AutoBug(TM) uses satellite navigation technology to pinpoint the location of a vehicle, which may be lost, stolen, broken down, in an accident, or, more commonly, simply not where it is supposed to be!


AutoBug(TM) does not require you to rely on any central tracking unit, or the police, to locate your vehicle. It is simply a matter of calling up the small AutoBug(TM) unit concealed in the vehicle, from your PC or laptop and within seconds ("Real Time"), a moving map display will show you the precise location, speed and direction of the vehicle. It is as easy to use as a mobile phone and unlike the competition, requires no third party to interpret the information.


AutoBug(TM)- "PDA" Available Software - "XDA" Solution


In addition to the laptop and PC, the product comes with a PDA option. This allows the owner to track the unit with a handheld Windows base PDA. The unique addition of software allows not only tracking in conjunction with the hardwired device in the vehicle, but includes an IN-CAR Navigation System. This system, shows the driver how to reach a specific destination. The unit comes with an IN-CAR holding device that is wired to the AutoBug(TM) device in the vehicle and allows the driver to view his route on the PDA screen, with updated routing by a voice operator.


Medical Monitoring - Further miniaturization, coupled with medical monitoring technology, will lead to the launch of HeartBug(TM), designed to alert instances of potential heart problems with a simultaneous position fix to a pre-determined help line or personal number.


Asset Protection - Still further miniaturization of the technology will permit a tracking device to be placed on or within items of value such as laptop computers, paintings, etc.

   For additional Information
   Please contact Princeton Research, Inc
   Mike King 702 650 3000

This press release contains "forward-looking statements" within the meaning of Private Securities Litigation Reform Act of 1995. Such statements can be identified by lead-in "Looking Forward". These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statement.

March 15, 2005                           NANOSIGNAL CORPORATION, INC.

                                      By /s/ James Wolfe
                                         ------------------------------
                                             James Wolfe, President